Exhibit 4.2

                                 Form of Warrant

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS.

         UPC further represents and agrees that (i) it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell any convertible preference shares in its capital and warrants in respect thereto, in the Netherlands or to residents of or entities established in the Netherlands and (ii) it has, in those jurisdiction(s) in which the convertible preference shares in its capital and warrants in respect thereto, are offered, complied with all relevant regulations applicable to such offer.

WOS No. _____                                        Void after 31 December 2007



                      UNITED PAN-EUROPE COMMUNICATIONS N.V.

                      WARRANT TO PURCHASE ORDINARY SHARES A

         THIS CERTIFIES that, for value received, ________________________ or its permitted assigns (the "Holder"), is entitled to subscribe for and purchase from UNITED PAN-EUROPE COMMUNICATIONS N.V. (the "Company"), up to ________ shares (such shares and such other securities or assets as shall result, from time to time, from the adjustments specified in Section 4 hereof are referred to herein as the "Warrant Shares") of the Ordinary Shares A (at the election of the Holder, in the form of Ordinary Shares A or in the form of American Depository Shares) of the Company, at EUR42.546 per share (such price and such other price as shall result, from time to time, from the adjustments specified in Section 4 hereof is referred to herein as the "Warrant Price"), at any time after 31 December 2000 and before 5:00 p.m., New York City time, on 31 December 2007 (such period being hereinafter called the "Exercise Period").

1.       Certain Definitions.

         Set forth below are certain defined terms used in this Warrant.

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         1.1      "Act"  shall  mean  the  Securities  Act of  1933,  as
amended, and the rules and regulations thereunder.

         1.2      "Business Day" means any day other than a Legal Holiday.

         1.3 "Capital Stock" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock or partnership or membership interests, whether common or preferred.

         1.4 "Change of Control" means any merger or consolidation of the Company with or into any Person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the Company's assets, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction(s), either

                  (A) any "Person" or "group" (other than UGC, Liberty Media Corporation, New United and New UPC (as both are defined in the Liberty Agreement), the Principals, or any Person controlling or controlled by or under common control with UGC, Liberty Media Corporation, New United, New UPC or any of the Principals) is or becomes the "beneficial owner" (as defined by Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of more than 35% of the total voting power of all classes of the Company's securities in the aggregate normally entitled to vote in the election of directors, managers, or trustees, as applicable, of the transferee(s) or surviving entity or entities and such "Person" or "group" beneficially owns (after giving effect to such transaction) a greater percentage of the total voting power than is at that time beneficially owned by UGC, Liberty Media Corporation, New United, New UPC, the Principals, and any Person controlling or controlled by or under common control with UGC, Liberty Media Corporation, New United and the Principals (in the aggregate) and none of UGC, Liberty Media Corporation, New United, New UPC, the Principals, or any Person controlling or controlled by or under common control with UGC, Liberty Media Corporation, New United, New UPC or any of the Principals, has the right or ability by voting power, contract or otherwise to elect or nominate for election a majority of the Company's Supervisory Board, or

                  (B) the Continuing Directors cease for any reason to constitute a majority of the Supervisory Board of the Company then in office, or

                  (C) the Company adopts a plan of liquidation (other than a plan of liquidation as a consequence of which (1) UGC, Liberty Media Corporation, New United, New UPC, the Principals, or any Person controlling or controlled by or under common control with UGC, Liberty Media Corporation, New United, New UPC and the Principals (in the aggregate) beneficially own at least the same percentage of voting power after the consummation of such plan as before or otherwise retain the right or ability, by voting power, to control the Person that acquires the proceeds of such liquidation and (2) the Person that acquires the substantial majority of the proceeds of such liquidation shall have assumed the Company's obligations pursuant to the Preference Shares).

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

         1.5 "Closing Price" of an Ordinary Share or any other security, as the case may be, means for each trading day the last sales price or in case no reported sale takes place on such day, the average of the last reported bid and asked price, in case of an Ordinary Share on the principal Dutch or in case of other securities the principal U.S. or non-U.S. national securities exchange on which Ordinary Shares or other securities, respectively, are admitted to trading or listed, or if not listed or admitted to trading on such exchange, the representative closing bid price as reported by the Nasdaq National Market, or if the Nasdaq National Market is no longer reporting such information, or if not so available, the fair market price as determined, in good faith, by the Supervisory Board of the Company.

         1.6 "Company" means United Pan-Europe Communications N.V., a public limited liability company organized under the laws of The Netherlands.

         1.7 "Continuing Director" means during any period of 12 consecutive months after December 1, 2000, individuals who at the beginning of any such 12-month period constituted the Supervisory Board of the Company (together with any new supervisory directors whose election by the shareholders was from a list of candidates drawn up by the holder or holders of the Company's priority shares and new supervisory directors designated in or provided for in an agreement regarding the merger, consolidation or sale, transfer or other conveyance, of all or substantially all of the assets of the Company or UGC, if such agreement is approved by a vote of such majority of supervisory directors).

         1.8 "Exchange Offer" means an issuer tender offer (within the meaning of Rule 13e 4(a)(2) of the rules and regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, as such Rule is in effect on the date hereof), including, without limitation, one that is effected through the distribution of rights or warrants, made to holders of Ordinary Shares (or to holders of other stock of the Company receivable by a holder of Preference Shares upon conversion thereof), to issue stock of the Company or of a Subsidiary of the Company and/or other property to a tendering stockholder in exchange for Ordinary Shares (or such other stock) validly tendered pursuant to such issuer tender offer.

         1.9 "Exchange Securities" means stock of the Company or of a Subsidiary of the Company that is issued in exchange for Ordinary Shares pursuant to an Exchange Offer.

         1.10 "Exchange Warrant" means a warrant of the Company, having terms, conditions, exercise rights and exercise price adjustment rights thereof that are identical, or as nearly so as is practicable in the good faith judgment of the Company's Supervisory Board, to those of the Warrant for which such Exchange Warrant is exchanged, except that (a) the exercise price will be determined as provided in Section 4.1(i), (b) the running of any time periods pursuant to the terms of the Warrant shall be tacked to the corresponding time periods in the Exchange Warrant and (c) the Exchange Warrant will not be exercisable for, and the holders will have no conversion rights thereunder with respect to, the Spinoff Securities.

         1.11 "Exercise Price" shall initially be EUR 42.546, subject to adjustments as set forth in Section 4.

         1.12     "Exercise   Price   Adjustment   Events"  are  any  of  those
events specified in Section 4.1(a).

         1.13 "Exercise Period" means at anytime after 31 December 2000 and before 5:00 p.m., New York City time, on 31 December 2007.

         1.14 "Exercise Shares" means the Ordinary Shares which, when issuable, a Holder shall be entitled to receive pursuant to Section 4.2.

         1.15 "Expiration Date" means the last day on which the Change of Control option described in Section 4.4 may be exercised by a Holder.

         1.16     "Holder" means the registered holder of this Warrant.

         1.17 "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York, Amsterdam, The Netherlands or London, England, or at a place payment is to be received are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

         1.18 "Liberty Agreement" means the Agreement, dated June 25, 2000, among the Company, UGC, Liberty Media International, Inc. and Liberty Media Corporation, as the same has been amended and as it in the future may be amended from time to time, and the definitive agreements contemplated thereby.

         1.19 "Market Capitalization" as of any date means, with respect to the Company, the product of the Closing Price on such date of an Ordinary Share times the total number of Ordinary Shares then outstanding.

         1.20 "Market Value" means, as of any date, the average of the daily Closing Price for the five consecutive Trading Days ending on such date.

         1.21 "Market Value Amount" of a security means, as of any date, 97% of the Market Value of that security.

         1.22 "Mirror Warrant" means a warrant to purchase Ordinary Shares issued by (a) in the case of Spinoff, the issuer of the applicable Spinoff Securities, and (b) in the case of an Exchange Offer, the issuer of the applicable Exchange Securities, and having terms, conditions, exercise rights and exercise price adjustment rights thereof that are identical, or as nearly so as practicable in the good faith judgment of the Company's Supervisory Board, to those of the Warrant for which such Mirror Warrant is exchanged, except that (i) the exercise price will be determined as provided in Sections 4.1(i) or 4.1(j), as applicable, (ii) the running of any time periods pursuant to the terms of the Warrant shall be tacked to the corresponding time periods in the Mirror Warrant, and (iii) the Mirror Warrant shall be exercisable for the kind and amount of Spinoff Securities or Exchange Securities, as applicable, and other securities and property that the Holder of the Warrant in respect of which such Mirror Warrant is issued pursuant to the terms hereof would have received (x) in the case of a Spinoff, in such Spinoff had the Warrant been exercised in full immediately prior to the record date for such Spinoff and (y) in the case of an Exchange Offer, upon consummation thereof had such Warrant that such holder elects to tender been exercised in full and Ordinary Shares acquired upon such exercise been tendered in full pursuant to such Exchange Offer prior to the expiration thereof and the same percentage of such tendered shares had been accepted for exchange as the percentage of validly tendered Ordinary Shares were accepted for exchange pursuant to such Exchange Offer, as the case may be. The initial Exercise Price of the Mirror Warrant and the number of Ordinary Shares for which it may be exercised shall be initially established to effectuate the foregoing.

         1.23 "Ordinary Shares" means the Company's presently authorized Ordinary Shares A and any stock into or for which such Ordinary Shares A may hereafter be converted or exchanged. 1.24 "Person" means any individual, corporation, partnership, joint venture, association, joint-stock issuer, interest, trust or unincorporated organization (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

         1.25 "Preference Shares" means the Series 1 Convertible Class A Preference Shares of the Company.

         1.26 "Principals" means Albert M. Carollo, Lawrence F. DeGeorge, Lawrence J. DeGeorge, Curtis Rochelle, Marian Rochelle, Rochelle Investments, Ltd. (so long as it is controlled by Curtis or Marian Rochelle), Gene W. Schneider, G. Schneider Holdings, Co. and The Gene W. Schneider Family Trust (so long as each is controlled by Gene W. Schneider or trustees appointed by him), Janet S. Schneider, Mark L. Schneider and with respect to any such Persons means: (A) any controlling stockholder or 80% (or more) owned Subsidiary of such Person, or with respect to each Person that it is an individual, (i) family partnerships, corporations or other entities holding equity interests in the Company, the transferee(s) or the surviving entities or entities solely for the benefit of such Person or any of the Persons listed in (ii), (iii), (iv) or (v) below, (ii) such person's spouse, (iii) such Person's children, grandchildren, stepchildren, step grandchildren and their spouses, (iv) heirs, legatees and devisees, and (v) trusts solely for the benefit of any of the foregoing; or (B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Person and/or such other Persons referred to in the immediately preceding clause (A).

         1.27     "Rights" means rights of the nature described in Section
4.1(a)(ii).

         1.28 "Rights Distribution Date" means the date for distribution to holders of Ordinary Shares of rights or warrants of separate certificates evidencing such rights or warrants.

         1.29 "Spinoff" means the distribution of stock of a Subsidiary of the Company as a distribution or dividend to all holders of Ordinary Shares.

         1.30 "Spinoff Securities" means stock of a Subsidiary of the Company that is distributed to holders of Ordinary Shares in a Spinoff.

         1.31 "Subsidiary" means, with respect to any Person, any other Person of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof.

         1.32 "Trading Day" shall mean any business day on which the Nasdaq National Market (or any U.S. national securities exchange or quotation system on which the Ordinary Shares are then listed) or the Amsterdam Stock Exchange is open for the transaction of business.

         1.33     "Transaction" means any of the events described in
Section 4.3(a).

         1.34     "UGC" means UnitedGlobalCom, Inc.

         1.35 "Voting Stock" means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

         1.36 "Warrant Shares" means the Ordinary Shares subject to issuance under this Warrant.

2.       Exercise of Warrant.

         2.1 Exercise. This Warrant may be exercised by the Holder, in whole or in part, by surrendering this Warrant, with the exercise form appended hereto as Exhibit A duly executed by such Holder or by such Holder's duly authorized attorney, at the principal office of the Company, or at such other office or agency as the Company may designate in writing delivered to the Holder, accompanied by payment of the Exercise Price payable in respect of the number of shares of Warrant Shares purchased upon such exercise, at such Holder's option, in cash or by wire or check.

         2.2 Holders. The Person or Persons in whose name(s) any certificate(s) representing Warrant Shares shall be issuable upon exercise of this Warrant shall be deemed to have become the Holder(s) of record of, and shall be treated for all purposes as the record Holder(s) of, the Warrant Shares represented thereby (and such Shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised in accordance with Section 2.1.

         2.3 Stock Certificates. In the event of any exercise of the rights represented by this Warrant, as promptly as practicable on or after the date of exercise and in any event within ten (10) days thereafter, the Company at its expense shall issue and deliver to the Person or Persons entitled to receive the same a certificate or certificates for the number of Warrant Shares issuable upon such exercise. In the event this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the number of Warrant Shares for which this Warrant may then be exercised.

         2.4 Taxes. The issuance of the Warrant Shares upon the exercise of this Warrant, and the delivery of certificates or other instruments representing such Warrant Shares, shall be made without charge to the Holder for any tax or other charge in respect of such issuance.

3.       Reservation of Stock.

         The Company will at all times reserve and keep available, solely for the issuance and delivery upon the exercise of this Warrant, such shares of Warrant Shares and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant.

4.       Adjustments.

         4.1 Exercise Price and Number of Warrant Shares Issuable. The Exercise Price and the Warrant Shares shall be subject to adjustment if any Exercise Price Adjustment Event described in Section 4.1(a) occurs. The adjustment will be accomplished from time to time as described in Section 4.1(b).

                  (a) An Exercise Price Adjustment will be deemed to have occurred in case the Company shall at any time or from time to time:

                           (i)      [omitted];

                           (ii)     make any  issuance  to all  holders  of
Ordinary Shares of rights, options or warrants entitling them to subscribe for or purchase Ordinary Shares or securities convertible into or exchangeable for Ordinary Shares at less than Market Value of such shares as of the date of conversion or exchange; provided, however, that no adjustment shall be made with respect to such a distribution if the Holder of this Warrant would be entitled to receive such rights, options or warrants upon exercise at any time of this Warrant, and provided further, that if such rights, options or warrants are only exercisable upon the occurrence of certain triggering events, then the Exercise Price will not be adjusted until such triggering events occur;

                           (iii)    [omitted];

                           (iv)     make any distribution  consisting
exclusively of cash (excluding any cash distribution upon a merger or consolidation to which Section 4.4 applies) to all holders of shares of any class of Ordinary Shares in an aggregate amount that, combined together with (1) all other such all-cash distributions made within the then-preceding 12-months in respect of which no adjustment has been made and (2) any cash and the fair market value of other consideration paid or payable in respect of any tender offer by the Company or any of its Subsidiaries for Ordinary Shares concluded within the then-preceding 12-months in respect of which no adjustment has been made, exceeds 12.5% of the Company's Market Capitalization on the record date of such distribution;

                           (v)      complete a tender or  exchange  offer made
by the Company for shares of any class of its Ordinary Shares that involves an aggregate consideration that, together with (1) any cash and other consideration payable in a tender or exchange offer by the Company for shares of any class of Ordinary Shares expiring within the then-preceding 12-months in respect of which no adjustment has been made and (2) the aggregate amount of any such all-cash distributions referred to in (iv) above to all holders of shares of any class of Ordinary Shares within the then-preceding 12-months in respect of which no adjustment has been made, exceeds 12.5% of the Company's Market Capitalization just prior to the expiration of such tender or exchange offer; or

                           (vi)     make a distribution to all holders of
Ordinary Shares consisting of evidences of indebtedness, shares of Capital Stock other than Ordinary Shares of the Company or any other type of assets (including securities, but excluding those dividends, rights, options, warrants and distributions referred to above).

                  (b) If any Exercise Price Adjustment Event occurs, the Company will calculate the adjustment to the Exercise Price as follows for each specific event. In the following descriptions, the variables have the following definitions:

C equals the total number of Warrant Shares subject to outstanding Warrants at the time of the Exercise Price Adjustment Event;

U equals the number of Ordinary Shares underlying rights, options, or warrants issued entitling the holders to subscribe for or purchase Ordinary Shares or securities convertible into or exchangeable for Ordinary Shares issued in the Exercise Price Adjustment Event;

X equals the total number of shares of Ordinary Shares outstanding immediately prior to the Exercise Price Adjustment Event (not including unexercised options, warrants, or rights);

Y equals the total number of shares of Ordinary Shares outstanding immediately after the Exercise Price Adjustment Event (not including unexercised options, warrants, or rights);

Cash equals any distribution consisting exclusively of cash (excluding any cash distributed upon a merger or consolidation to which Section 4.4 applies) to all holders of Ordinary Shares in an aggregate amount that, combined together with (1) all other such all-cash distributions made within the then- preceding 12-months in respect of which no adjustment has been made and (2) any cash and the fair market value of other

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

         consideration paid or payable in respect of any tender or exchange offer by the Company or any of its Subsidiaries for Ordinary Shares concluded within the then-preceding 12 months in respect of which no adjustment has been made pursuant to Section 4.1(a)(iv);

ExP equals the exercise or other consideration to be paid by a holder upon the exercise of or conversion of rights, options or warrants;

MC       equals Market Capitalization;

MV equals Market Value per share of the Ordinary Shares as of the date of conversion or exchange;

#Sh      equals  the  number  of  Ordinary   Shares   receiving   the
         distribution contemplated in Section 4.1(a)(vi) or subject to the tender offer contemplated in Section 4.1(a)(v);

TOff     equals  the   aggregate   consideration   in  a  tender  or   exchange
         offer described in Section 4.1(a)(v) that, together with (1) any cash and other consideration payable in a tender or exchange offer by the Company or any of its Subsidiaries for Ordinary Shares expiring within the then-preceding 12-months in respect of which no adjustment has been made and (2) the aggregate amount of any such all-cash distributions referred to in Section 4.1(a)(iv) to all holders of Ordinary Shares within the then-preceding 12-months in respect of which no adjustment has been made;

TOff/S   equals the offer price, per share, in a tender offer or exchange offer;

TPur     equals the number of shares purchased in the tender offer;

Value    equals the aggregate fair market value of the distribution described in
         Section 4.1(a)(vi), as determined in good faith by the Supervisory Board of the Company;

EP equals the Exercise Price immediately prior to the Exercise Price Adjustment Event;

AEP equals the Exercise Price immediately after the Exercise Price Adjustment Event;

                           (i)      [omitted].

        (ii) In the case of an event described in Section 4.1(a)(ii), the Exercise Price in effect immediately before such event shall be adjusted pursuant to the following formula:

         X/(X+U((MV-ExP)/MV)) multiplied by EP=AEP.(1)

----------------

(1) For example, where X=12 million shares, and U=500,000 shares, MV is $40, ExP is $35, and EP is $32.00, the Adjusted Exercise Price (AEP) is $31.83. If ExP is $0, the Adjusted Exercise Price (AEP) is $30.72.

If any options, warrants, convertible securities, or other rights of the nature described in Section 4.1(a)(ii) ("Rights") expire without exercise or conversion, the Exercise Price will be readjusted to the Exercise Price which would otherwise be in effect had the adjustment made upon the issuance of such Rights been made on the basis of delivery of only the number of Ordinary Shares actually delivered upon the exercise or conversion of such Rights. In the case of an adjustment to the Exercise Price in accordance with this Section 4.1(b)(ii), the number of Warrant Shares shall be increased to a number of shares equal to the number of Warrant Shares immediately prior to such an adjustment multiplied by EP/AEP.

        (iii) In the case of an event described in Section 4.1(a)(iv), the Exercise Price in effect immediately before such event shall be adjusted pursuant to the following formula:

                  EP-((Cash-12.5% MC)/C)=AEP.(2)

In the case of an adjustment to the Exercise Price in accordance with this
Section 4.1(b)(iv), the number of Warrant Shares shall be increased to a number of shares equal to the number of Warrant Shares immediately prior to such an adjustment multiplied by EP/AEP.

         There will be no adjustment to the Exercise Price pursuant to Section 4.1(a)(iv) if (Cash-12.5% MC) is less than or equal to zero.

        (iv) In the case of an event described in Section 4.1(a)(v), and if the tender offer price or exchange offer price per share is greater than Market Value, the Exercise Price in effect immediately before such event shall be adjusted pursuant to the following formula:

                   EP-((TPur multiplied by (TOff/S-MV))/(#Sh- TPur))=AEP.(3)

In the case of an adjustment to the Exercise Price in accordance with this
Section 4.1(b)(v), the number of Warrant Shares shall be increased to a number of shares equal to the number of Warrant Shares immediately prior to such an adjustment multiplied by EP/AEP.

        There will be no adjustment to the Exercise Price pursuant to Clause 4.1(a)(v) if TOff/S is less than or equal to MVor if TPur multiplied by TOff/S is less than 12.5% of MC.

        (v) In the case of an event described in Section 4.1(a)(vi), the Exercise Price in effect immediately before such event shall be adjusted pursuant to the following formula:

------------------

(2) For example, where Cash distributed equals $20,000,000, Market Capitalization equals $100,000,000 (12.5% MC=$12,500,000), EP equals $32.00 and there are 2,000,000 Warrant Shares subject to outstanding Warrants (C), the Adjusted Exercise Price (AEP) is $28.25.

(3) For example, where TOff/S is $45.00 at a time when MV is $35, EP equals $32.00, 1,000,000 shares were purchased in the tender offer (TPur), and there were 12,000,000 shares of the class outstanding (#SH), the Adjusted Exercise Price (AEP) is $31.09.

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

                  EP-(Value/#Sh)=AEP.(4)

In the case of an adjustment to the Exercise Price in accordance with this
Section 4.1(b)(v), the number of Warrant Shares shall be increased to a number of shares equal to the number of Warrant Shares immediately prior to such an adjustment multiplied by EP/AEP.

         An adjustment made pursuant to this Section 4.1 shall become effective retroactively: (x) in the case of an Exercise Price Adjustment Event described in Section 4.1(a)(i), (ii), (iv), or (vi), immediately following the close of business on the record date for the determination of holders of Ordinary Shares entitled to participate in such event; or (y) in the case of an Exercise Price Adjustment Event described in Section 4.1(a)(ii), the close of business on the day upon which such corporate action becomes effective; or (z) in the case of an Exercise Price Adjustment Event described in Section 4.1(a)(v), the close of business on the day of the completion of such tender offer or exchange offer.

                  (c) Notwithstanding anything herein to the contrary, no adjustment under this Section 4.1 need be made to the Exercise Price unless such adjustment would require an increase or decrease of at least 1% of the Exercise Price then in effect. Any lesser adjustment shall be carried forward and shall be made at the time, if ever, of and together with the next subsequent adjustment, which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% of such Exercise Price.

                  (d) Notwithstanding anything to the contrary contained in this Warrant, no Exercise Price adjustment will be made as a result of the issuance of Ordinary Shares upon the Exercise of this Warrant or upon conversion of the Preference Shares.

                  (e) Each event requiring adjustment to the Exercise Price shall require only a single adjustment even though more than one of the adjustment clauses set forth in Section 4.1, Section 4.2 or Section 4.3 may be applicable to such Exercise Price Adjustment Event. If more than one of such adjustment clauses is applicable to the event, the single adjustment made shall be the adjustment that would result in the lowest Exercise Price as adjusted.

                  (f) If the Company shall fix a record date for the holders of any class of its Capital Stock for the purpose of entitling them to receive a dividend or other distribution which would otherwise constitute an Exercise Price Adjustment Event, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the Exercise Price then in effect shall be required by reason of the fixing of such record date.

                  (g) Upon any increase or decrease in the Exercise Price, then, and in each such case, the Company promptly shall deliver to the Holder of

------------------

(4) For example, where EP is $32.00, Value equals $1,500,000, and there were 12,000,000 shares of the class outstanding (#SH), AEP is $31.88.

this Warrant a certificate signed by an authorized officer of the Company, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Exercise Price then in effect following such adjustment.

                  (h) The Company reserves the right to make such reductions in the Exercise Price in addition to those required by this Section 4.1 as it considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights will not be taxable to the recipients. In the event the Company elects to make such a reduction in the Exercise Price, the Company will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, and any other securities laws and regulations thereunder if and to the extent that such laws and regulations are applicable in connection with the reduction of the Exercise Price.

                  (i) If the Company effects a Spinoff, the Company shall make appropriate provision so that the Holder of this Warrant shall have the right to exchange this Warrant on the effective date of the Spinoff for (i) an Exchange Warrant of the Company and (ii) a Mirror Warrant of the Issuer of the Spinoff Securities. The sum of the initial Exercise Price of the Exchange Warrant and Mirror Warrant delivered in exchange for the Warrant will equal the Exercise Price of the Warrant on the effective date of the Spinoff. The Mirror Warrant will have an Exercise Price equal to the product of the Exercise Price of the Warrant exchanged therefor and the quotient of (x) the product of the number (or fraction) of Spinoff Securities that would have been receivable upon such Spinoff by a holder of the number of Ordinary Shares issuable upon exercise of the Warrant immediately prior to the record date for the Spinoff and the average of the daily Closing Prices of the Spinoff Securities for the period of ten consecutive trading days commencing on the tenth trading day following the effective date of the Spinoff, divided by (y) the sum of the amount determined pursuant to Clause (x), plus the Fair Value of the Ordinary Shares, other securities or property (other than Spinoff Securities) that would have been receivable by the Holder of the Warrant upon exercise thereof prior to the record date for the Spinoff (such Fair Value to be determined in the case of Ordinary Shares or other securities with a Closing Price in the same manner as provided in clause (x) and otherwise by the Supervisory Board in the exercise of its good faith judgment). The Exchange Warrant will have an Exercise Price equal to the difference between the Exercise Price of the Warrant exchanged therefor and the aggregate initial liquidation preference of the Mirror Warrant. From and after the effective date of such Spinoff, the holders of any Warrant that have not been exchanged for a Mirror Warrant and Exchange Warrant as provided above shall have no conversion rights under these provisions with respect to such Spinoff Securities.

                  (j) If the Company or a subsidiary of the Company (the applicable of the foregoing being the "Offeror") makes an Exchange Offer, the Offeror shall concurrently therewith make an equivalent offer to the Holder pursuant to which such Holder may tender the Warrant based upon the number of Ordinary Shares for which such tendered Warrant is then exercisable (and in lieu of tendering outstanding Ordinary Shares), and receive in exchange therefor, in lieu of Exchange Securities (and other property, if applicable), a Mirror

Warrant with an Exercise Price equal to the Exercise Price of the Warrant exchanged therefor, which Mirror Warrants will be exerciseable for the Exchange Securities (and other property if applicable) by payment of the Exercise Price and the other consideration, if any, required to be tendered pursuant to the Exchange Offer. Whether or not the Holder of the Warrant elects to accept the offer and tender the Warrant, no adjustment to the Exercise Price will be made in connection with the Exchange Offer. If an Exchange Offer is made as discussed above, the Offeror shall, concurrently with the distribution of the offering circular or prospectus and related documents to holders of Ordinary Shares, provide the Holder with a notice setting forth the offer described herein and describing the Exchange Offer, the Exchange Securities and the Mirror Warrant. Such notice shall be accompanied by the offering circular, prospectus or similar document provided to holders of Ordinary Shares in respect of the Exchange Offer and a copy of the Warrant Agreement (or similar document) proposed to be adopted by the Offeror in order to establish the Mirror Warrant. No failure to mail the notice contemplated herein or any defect therein or in the mailing thereof shall affect the validity of the applicable Exchange Offer.

                  (k) If the Company shall issue or sell any Ordinary Shares or securities convertible into or exercisable or exchangeable for Ordinary Shares (other than pursuant to employee stock options or pursuant to other rights and warrants outstanding on September 11, 2000 or upon conversion of the Preference Shares) and regardless of whether the holders of such convertible or exchangeable securities have the fully vested legal right to convert, exercise or exchange such securities for Ordinary Shares, for a consideration per share (or, in the case of convertible or exchangeable securities having a conversion or exchange price per Ordinary Share) less than the Market Value of the Ordinary Shares on the date of such issuance the Exercise Price in effect immediately prior to such issuance or sale shall be reduced effective as of immediately following such issuance or sale by multiplying such Exercise Price by a fraction, (i) the numerator of which shall be the sum of (x) the number of Ordinary Shares outstanding immediately prior to such issuance or sale and (y) the number of Ordinary Shares which the aggregate consideration receivable by the Company for the total of additional Ordinary Shares so issued or sold (or issuable on conversion, exercise or exchange) would purchase at the Market Value in effect immediately prior to such issuance or sale and (ii) the denominator of which shall be the sum of the number of Ordinary Shares outstanding immediately prior to such issuance or sale and the number of additional Ordinary Shares to be issued or sold (or, in the case of convertible or exchangeable securities, useable on conversion, exercise or exchange). For the purpose of the foregoing sentence, the consideration received by the Company in an underwritten offering of Ordinary Shares (in the form of Ordinary Shares or ADSs) or securities convertible into or exchangeable for Ordinary Shares will be deemed to include any underwriters' discount, not to exceed 5% of the Market Value of the Ordinary Shares on the date of issue to purchasers, granted by the Company. No further adjustment of the Exercise Price shall be made as a result of the actual issuance of Ordinary Shares upon the conversion, exchange or exercise of such convertible or exchangeable securities. If any such convertible or exchangeable securities shall expire without having been exercised or exchanged, the Exercise Price as adjusted pursuant to this Section 4.1(k) shall be readjusted to the Exercise Price that would have been in effect had an adjustment been made on the basis that only the Ordinary Shares actually issued upon such conversion, exercise or exchange, if any, were issued or sold for the consideration received by the Company upon such exercise, exchange or conversion, plus the consideration, if any, actually received by the Company for the granting of the rights or options whether or not exercised, plus the consideration received for issuing or selling the convertible or exchangeable securities actually converted or exchanged, plus the consideration, if any, actually received by the Company (other than by cancellation of liabilities or obligations evidenced by such convertible or exchangeable securities) on the conversion or exchange of such convertible or exchangeable securities.

                  (l)      If the Company:

                           (i) pays a dividend or makes a distribution on its Ordinary Shares in Ordinary Shares;

                           (ii) subdivides its outstanding Ordinary Shares into a greater number of shares;

                           (iii) combines its outstanding Ordinary Shares into a smaller number of shares;

                           (iv) makes a distribution on its Ordinary Shares in shares of its Capital Stock other than Ordinary Shares; or

                           (v) issues by reclassification of its Ordinary Shares any shares of its Capital Stock,

then the Exercise Price shall be proportionately adjusted so that the aggregate Exercise Price as adjusted shall equal the aggregate Exercise Price immediately prior to any such event, and the number and kind of shares of Capital Stock of the Company issuable upon the exercise of a Warrant (as in effect immediately prior to such action) shall be proportionately adjusted so that the Holder of the Warrant thereafter exercised may receive the aggregate number and kind of shares of Capital Stock of the Company which the Holder would have owned immediately following such action if such Warrant had been exercised immediately prior to such action.

         The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

         4.2 Additional Rights. In the event the Company distributes rights or warrants (other than those referred to in Section 4.1(a)(ii)) pro rata to all holders of Ordinary Shares, so long as any such rights or warrants have not expired or been redeemed by the Company, the Holders of this Warrant, surrendered for the exercise hereof, will be entitled to receive upon such exercise, in addition to the Ordinary Shares then issuable (the "Exercise Shares"), a number of rights or warrants to be determined as follows:

                  (a) if such exercise occurs on or prior to the date for the distribution to holders of Ordinary Shares of rights or warrants of separate certificates evidencing such rights or warrants (the "Rights Distribution Date"), the same number of rights or warrants to which such a Holder of a number of Ordinary Shares equal to the number of Exercise Shares is entitled at the time of such exercise in accordance with the terms and provisions applicable to the rights or warrants, and

                  (b) if such conversion occurs after such Rights Distribution Date, the same number of rights or warrants to which a holder of the number of Ordinary Shares of the Company issuable upon the exercise of this Warrant immediately prior to such Rights Distribution Date would have been entitled on such Rights Distribution Date in accordance with the terms and provisions of and applicable to the rights or warrants.

         In the event the Holders of this Warrant are not entitled to receive such rights or warrants pursuant to Section 4.2(a) or 4.2(b), the Exercise Price will be subject to adjustment upon any declaration or distribution of such rights or warrants pursuant to Section 4.1, above.

         4.3      Warrant Shares Issuable in the Event of Certain Transactions.

                  (a)      In case of:

                           (i)      any capital  reorganization or
reclassification or other change of outstanding Ordinary Shares (other than a change in par value, or from par value to no par value, or from no par value to par value), or

                           (ii)     any  consolidation  or merger of the
Company with or into another Person (other than a consolidation or merger in which the Company is the resulting or surviving Person and which does not result in any reclassification or change of outstanding Ordinary Shares), or

                           (iii)    any sale,  transfer or other  conveyance to
another Person of all or substantially all of the assets of the Company computed on a consolidated basis (other than the sale, transfer, assignment or distribution of shares of Capital Stock or assets to a Subsidiary)

(any of the events described in Section 4.3(a) being referred to in this Section
4.3 as a "Transaction"), then the adjustment described in Section 4.3(b) will be made.

                  (b) This Warrant shall, without the consent of the Holder, become exercisable only for the kind and amount of shares of stock or other securities (of the Company or another issuer) or property or cash receivable upon such Transaction by a holder of the number of Ordinary Shares issuable upon the exercise of this Warrant immediately prior to such Transaction after giving effect to any adjustment event, provided, however, that the adjustments described in Section 4.4 may apply upon the occurrence of a Change of Control.

                  (c) The provisions of this Section 4.3 shall apply to successive Transactions. The provisions of this Section 4.3 shall be the sole right of the Holders of this Warrant in connection with any Transaction and such Holders shall have no separate vote thereon.

         4.4      Adjustment Upon Change in Control

                  (a) Upon a Change of Control, if the Market Value of an Ordinary Share at such time is less than the Exercise Price, then the Exercise Price will be subject to a temporary adjustment for a period of 60 days after notice pursuant to Section 4.4(c) has been sent such that the Exercise Price will be equal to the greater of:

                           (i)      the Market Value of an Ordinary  Share on
the date on which a Change of Control event occurs, and

                           (ii)     66.67%  of the  Market  Value as of
September 11, 2000 (i.e. EUR 19.824).

                  (b) In the event of a Change of Control, notice of such Change of Control shall be given, within five Business Days of the Change of Control Date, by the Company by first-class mail to the record Holder of this Warrant, at such Holder's address as the same appears on the books of the Company. Such notice shall state: (i) that a Change of Control has occurred; (ii) the last day on which the Change of Control option may be exercised (the "Expiration Date");
(iii) the name and address of the paying agent; and (iv) the procedures that the Holders must follow to exercise the Change of Control option.

                  (d) On or before the Expiration Date, if the Holder of this Warrant wishes to exercise the Change of Control option, the Holder shall deliver a notice of such exercise, in the manner and at the place designated in the notice described in Section 4.4(c), and on such date such shares shall be converted by the Company at the Exercise Price as adjusted and the cash or Ordinary Shares due to such Holder shall be delivered to such Holder.

                  (e) The foregoing provisions are not waivable by the Company.

         4.5 Allocation of Multiple Classes of Warrant Shares. If, as a result of Section 4.1, the Holder of this Warrant becomes entitled to receive upon exercise hereof shares of two or more classes of Capital Stock, the Company shall determine the reasonable allocation of the adjusted Exercise Price between the classes of Capital Stock. After such allocation, the Exercise Price of each class of Capital Stock shall thereafter be subject to adjustment on terms applicable to the Warrant Shares in this Section 4.

5.       Obtaining Stock Exchange Listings.

         The Company shall from time to time take all action necessary so that the Warrant Shares, immediately upon their issuance upon the exercise of Warrants, will be listed on the Nasdaq National Market or such other principal securities exchanges, interdealer quotation systems and markets within the United States of America, if any, on which other securities of the Company are then listed or quoted.

6.       Information; Notice of Certain Transactions.

         6.1 Delivery of Documents. The Company will furnish to the Holder, simultaneously with delivery thereof, copies of all reports, materials and documents delivered to holders of Ordinary Shares.

         6.2      Notice of Transactions.  In case:

                  (a) the Company shall declare any dividend or distribution payable to the holders of its Ordinary Shares;

                  (b) there shall be any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation or business organization; or

                  (c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of said cases, the Company shall give the Holder of this Warrant written notice of the date on which a record shall be taken for such dividend, or distribution or for determining shareholders entitled to vote upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up and of the date when any such transaction shall take place, as the case may be. Such written notice shall be given at least 20 days prior to the transaction in question and not less than 10 days prior to the record date in respect thereof.

7.       Compliance with the Securities Act.

         7.1 Compliance with Act. The Holder of this Warrant, by acceptance hereof, agrees that this Warrant is being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Warrant except under circumstances which will not result in a violation of the Act or any applicable state securities laws. This Warrant shall be stamped or imprinted with a legend in substantially the following form:

                  THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS.

         Said legend shall be removed by the Company, upon the request of a holder, at such time as the restrictions on the transfer of the applicable security shall have terminated.

         7.2 Representations and Warranties of Holder. In addition, in connection with the issuance of this Warrant, the Holder specifically represents to the Company by acceptance of this Warrant as follows:

                  (a) The Holder is aware of the Company's business affairs and financial condition, and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire this Warrant. The Holder is acquiring this Warrant for its own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof in violation of the Act or applicable state securities laws.

                  (b) The Holder understands that this Warrant has not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the holder's investment intent as expressed herein.

                  (c) The Holder further understands that this Warrant must be held indefinitely unless subsequently registered under the Act and qualified under any applicable state securities laws, or unless exemptions from registration and qualification are otherwise available. The holder is aware of the provisions of Rule 144, promulgated under the Act.

8.       Transfers.

         8.1      Transfer of Warrant.

                  (a) The Company shall maintain a register (the "Warrant Register") containing the names, addresses and facsimile numbers of the holder(s). Any Holder of this Warrant or any portion thereof may change its address as shown on the Warrant Register by written notice to the Company requesting such a change. Until this Warrant is transferred on the Warrant Register, the Company may treat the holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary; provided, however, that if and when this Warrant is properly assigned in blank, the Company may (but shall not be required to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto, as may be appropriate.

                  (b) The Company may, by written notice to the Holder, appoint an agent for the purpose of maintaining the Warrant Register referred to in
Section 8.1(a) above, issuing any other securities then issuable upon the exercise of this Warrant, exchanging this Warrant, replacing this Warrant or any or all of the foregoing. Thereafter, any such registration, issuance or replacement, as the case may be, shall be made at the office of such agent.

                  (c) Title to this Warrant may be transferred by endorsement (by the Holder executing the Assignment Form attached as Exhibit B hereto) and delivery in the same manner as negotiable instruments transferable by endorsement and delivery.

                  (d) On surrender of this Warrant for exchange, properly endorsed on the Assignment Form and subject to the provisions of this Warrant with respect to compliance with the Act, the Company at its expense shall issue to or on the order of the holder a new Warrant or Warrants of like tenor, in the name of the Holder or as the Holders (on payment by the holder of any applicable transfer taxes) may direct, exercisable for the number of Warrant Shares issuable upon the exercise hereof.

         8.2 Restrictions on Transfer. Notwithstanding anything to the contrary contained herein, the Holder shall not transfer all or any portion of the Warrant Shares issued upon exercise of this Warrant to any person or entity (other than to a Subsidiary of the Holder or to a Subsidiary of any Person of which the Holder is a Subsidiary) on or before the thirty-fifth (35th) day following the exercise of this Warrant.

9.       Representations and Warranties of the Company.

         9.1 Validity of Ordinary Shares. The Ordinary Shares issuable upon exercise of the Holder's rights under this Warrant have been duly and validly authorized and reserved and, when issued in accordance with the provisions of this Warrant, will be validly issued, fully paid and non-assessable, and will be free of any taxes, liens, charges or encumbrances of any nature whatsoever. The Company has made available to the Holder true, correct and complete copies of its Articles of Association, as amended. The issuance of certificates for shares of Ordinary Shares upon exercise of the Warrant shall be made without charge to the Holder for any issuance tax in respect thereof, or other cost incurred by the Company in connection with such exercise and the related issuance of shares of Ordinary Shares.

         9.2 Due Authority. The execution and delivery by the Company of this Warrant and the performance of all obligations of the Company hereunder, including the issuance to Holder of the Warrant Shares, (i) have been duly authorized by all necessary corporate action on the part of the Company, this Warrant does not contravene the Company's Articles of Association, and (ii) do not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which the Company is a party or by which it is bound. This Warrant constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms.

         9.3 Consents and Approvals. No consent or approval of, giving of notice to, registration with, or taking of any other action in respect of any other state, federal, international or other governmental authority or agency is required with respect to the execution, delivery and performance by the Company of its obligations under this Warrant, except for the filing of notices and other documents pursuant to state, federal and international securities laws and regulations, which filings are effective or will be effective by the time required thereby.

10.      Registered Warrant Shares.

         The Company represents and warrants to the Holder that (i) the issuance of all Warrant Shares issuable hereunder shall be fully registered under the Act and shall be registered or exempt under any applicable state securities laws,
(ii) the Warrant Shares when issued will not be subject to any restrictions on subsequent transfer under the laws of the Netherlands and/or the rules and regulations of Euronext Amsterdam N.V., except for (A) compliance with customary and usual formalities governing the transfer of securities of Dutch corporate law and (B) in the case of holders of 5% or more of the outstanding Capital Stock of the Company, required notifications to the Securities Board of the Netherlands (Stichting Toezicht Effectenverkeer) under the Major Holdings Disclosure Act 1996 (Wet melding zeggenschap in ter beurze genoteerde ondernemingen 1996) and in the case of holders of 25% or more of the outstanding Capital Stock of the Company, required additional notification to the Securities Board of the Netherlands pursuant to the Securities Transaction Supervision Act 1995 (Wet toezicht effectenverkeer 1995) and the regulations issued pursuant theretoand (iii) assuming that the Holder is not an affiliate of the Company, all Warrant Shares shall be freely tradable without further registration.

11.      No Impairment.

         The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 10 and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any share of stock receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise, and (b) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Warrant Shares upon the exercise of this Warrant. Subject to the foregoing, for greater clarity, it is understood that no provision of this Warrant shall prohibit the Company from amending the Company's Articles of Association, including, without limitation, the terms of the Ordinary Shares.

12.      Replacement of Warrants.

         Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

13.      No Fractional Shares.

         No fractional shares of Ordinary Shares will be issued in connection with any exercise hereunder. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of Ordinary Shares on the date of exercise, as determined in good faith by the Company's Supervisory Board.

14.      Mailing of Notices.

         Any notice required or permitted pursuant to this Warrant shall be in writing and shall be deemed sufficient when delivered personally, delivered by reputable air courier service with changes prepaid, or delivered by telegram, telefax or facsimile addressed (a) if to the Holder, to the address of the Holder most recently furnished in writing to the Company and (b) if to the Company, to the address set forth below or subsequently modified by written notice to the Holder.

15.      No Rights as Stockholder.

         Until the exercise of this Warrant, the Holder of this Warrant shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

16.      Remedies.

         In the event of any default hereunder, the non-defaulting party may proceed to protect and enforce its rights either by suit in equity and/or by action at law, including but not limited to an action for damages as a result of any such default, and/or an action for specific performance for any default where Holder will not have an adequate remedy at law and where damages will not be readily ascertainable. The non-defaulting party shall be entitled to recover its reasonable attorneys' fees and costs of litigation from the defaulting party. The Company expressly agrees that it shall not oppose an application by the Holder or any other Person entitled to the benefit of this Warrant requiring specific performance of any or all provisions hereof or enjoining the Company from continuing to commit any such breach of this Warrant.

17.      Hart-Scott-Rodino Matters

         (a) If in the reasonable judgment of the Company and/or the Holder, the Holder's acquisition of Warrant Shares or other securities of the Company or UGC upon exercise of the Warrant would require a filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Company and the Holder each will take such actions as may be required promptly to comply with the requirements of the HSR Act relating to the filing and furnishing of information (an "HSR Report") to the Federal Trade Commission ("FTC") and the Antitrust Division of the Department of Justice ("DOJ"), such actions to include
(i) preparing and cooperating with each other in preparing the HSR Report to be filed by or on behalf of each of them so as to avoid errors or inconsistencies between their HSR Reports in the description of the reported transaction and to permit the filing of their HSR Reports in a timely fashion, (ii) complying with any request for additional documents or information made by the FTC or the DOJ or by any court and assisting the other in so complying and (iii) causing all persons which are part of the same "person" (as defined for purposes of the HSR
Act) as such party to cooperate and assist in such compliance. The Company and the respective Holder each will pay any costs that it incurs in complying with the obligations set forth in this Section 11.6, except that each will bear one-half of any fee payable in connection with the filing of an HSR Report. It will be a condition precedent to the effectiveness of the Exercise of the Warrant that either (i) no filing under the HSR Act by the Holder of the Warrant would be required in connection with its acquisition of Warrant Shares or other voting securities upon such exercise, or (ii) any applicable waiting period under the HSR Act has expired or been terminated. If an acquisition of securities of the Company by the Holder upon exercise of the Warrant requires the filing of an HSR Report, then any time period within which the respective Holder is required to exercise such Warrant will be deemed extended, up to a maximum of 90 days, to permit compliance with the HSR Act, including filing of the requisite HSR Reports and expiration or termination of the applicable waiting period. If the waiting period has not so expired or been terminated prior to the end of such period of extension and of the period within which such Holder is required to exercise the Warrant or if such Holder determines to withdraw its HSR Report, then the Company will use its best efforts to afford to such Holder the benefits intended to be provided by the Warrant by (i) granting to such Holder the right to acquire other securities of the Company having the same rights, privileges and preferences as the securities originally to be acquired, except that such other securities will not possess voting rights, on the same terms as the securities originally to be acquired or
(ii) if such replacement right cannot be granted, providing to the Company such other right as may reasonably represent the value of the conversion or exercise right required to be foregone.

         (b) If the respective Holder, in its sole opinion, considers a request from a governmental agency for additional data and information in connection with the HSR Act to be unduly burdensome, such Holder may withdraw its HSR Report and rescind its exercise of the Warrant, in which case its rights will be the same as existed immediately before such attempted conversion and in addition, such Holder will have the rights described in the last sentence of
Section 17 (a).

18.      General Provisions.

         17.1 Amendment, Waiver. This Warrant and any term hereof may be amended, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

         17.2 Entire Agreement. Except as otherwise set forth herein, this Warrant and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof.

         17.3 Severability. In case any provision of this Warrant shall be invalid, illegal, or unenforceable, the validity, legality and enforceability of the remaining provisions of this Warrant shall not in any way be affected or impaired thereby.

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         17.4.    Governing  Law.  This  Warrant  shall  be  governed,
construed and interpreted in accordance with the laws of the Netherlands, without giving effect to principles of conflicts of law.

         IN WITNESS WHEREOF, UNITED PAN-EUROPE COMMUNICATIONS N.V., has caused this Warrant to be executed by its duly authorized officers under its corporate seal, and this Warrant to be dated as of the date first set forth above.

                                   UNITED PAN-EUROPE COMMUNICATIONS N.V.



                                   By: _________________________________
                                   Title:_________________________________

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                                    EXHIBIT A

                                  PURCHASE FORM

To:      UNITED PAN-EUROPE COMMUNICATIONS N.V.             Dated:______________

         1. The undersigned hereby elects to purchase ________________ shares of the Ordinary Shares covered by the attached Warrant pursuant to the terms thereof, and tenders herewith payment in cash, check or wire transfer of the Exercise Price of such shares in full.

         2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below.

         Name:    _____________________________________

         Address: _____________________________________




                                 Signature:____________________________________


                                 Address:______________________________________



                                       A-1

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



                                    EXHIBIT B

                                 ASSIGNMENT FORM

        FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of Ordinary Shares set forth below:

Name and Address of Assignee                    No. of Ordinary Shares

and does hereby irrevocably constitute and appoint ___________________ attorney-in-fact to register such transfers onto the books of United Pan-Europe Communications N.V. maintained for the purpose, with full power of substitution in the premises.

Date:                               Print

                                    Name:______________________________________

                                    Signature:_________________________________

                                    Title:_____________________________________



NOTICE: The signature on this assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                       B-1

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